VOYAGEUR INTERMEDIATE TAX FREE FUNDS

Registration No. 811-04364
FORM N-SAR
Annual Period Ended August 31, 2014

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

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